Exhibit 5.1

O’Melveny & Myers LLP	T: +1 415 984 8700
Two Embarcadero Center 28th Floor	F: +1 415 984 8701
San Francisco, CA 94111	omm.com

November 22, 2021

Lantronix, Inc.
7535 Irvine Center Drive, Suite 100
Irvine, California 92618

Re:	Offering of Common Stock of Lantronix, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Lantronix, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 4,700,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the grant to the Underwriters (as defined below) by TL Investment GmbH (“TL Investment”) of an option to purchase an additional 705,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) from TL Investment pursuant to that certain underwriting agreement, dated November 18, 2021 (the “Underwriting Agreement”), by and among the Company, TL Investment and Canaccord Genuity LLC, as representative of the several underwriters named therein (together, the “Underwriters”). The Firm Shares are being issued and sold pursuant to a registration statement on Form S-3 (File No. 333-259454) (the “Registration Statement”) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 10, 2021 and declared effective by the Commission on October 19, 2021 for the purpose of registering the issuance and sale from time to time of up to a maximum aggregate public offering price of $100,000,000 of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”). The Option Shares are being sold pursuant to a registration statement on Form S-3 (File No. 333-227127) (the “Resale Registration Statement” and, together with the Registration Statement, the “Registration Statements”) initially filed by the Company with the Commission on August 31, 2018 and declared effective by the Commission on September 12, 2018 for the purpose of registering, among other things, the resale from time to time of up to 2,100,000 shares of Common Stock held by TL Investment under the Securities Act.

In rendering the opinion below, we examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on this examination, we are of the opinion that:

1.	The issuance of the Firm Shares has been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Firm Shares in accordance with the Underwriting Agreement, the Firm Shares will be validly issued, fully paid and non-assessable.

2.	The Option Shares offered for sale by TL Investment have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

The law governed by this opinion letter is limited to the present General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances of any other jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements, the prospectuses included in the Registration Statements or any prospectus supplement, other than as expressly stated herein with respect to the Shares.

We hereby consent to the use of this opinion as an exhibit to a Current Report on Form 8-K and the incorporation by reference of this opinion as an exhibit to the Registration Statements and to the reference to this firm under the heading “Legal Matters” in a prospectus supplement to the prospectuses constituting part of the Registration Statements. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted, /s/ O’Melveny & Myers LLP

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